Exhibit 99.10

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March [ ], 2017.

Vote by Internet
• Go to www.envisionreports.com/CTL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors of the Company recommends that you vote FOR Items 1 and 2 listed below.

For	Against	Abstain	+

1. Proposal to approve the issuance of CenturyLink common stock to Level 3 stockholders in connection with the combination, as contemplated by the merger agreement, dated October 31, 2016, among CenturyLink, Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3 Communications, Inc.

☐	☐	☐

2. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to issue CenturyLink common stock in connection with the combination.

☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CENTURYLINK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Glen F. Post, III and Stacey W. Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock and voting preferred stock (collectively, the “Voting Shares”) of CenturyLink, Inc. (the “Company”) that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on March [    ], 2017, and at any and all adjournments thereof (the “Meeting”).

In addition to serving as a Proxy, this card will also serve as instructions to Computershare Trust Company, N.A. (the “Agent”) to vote in the manner designated on the reverse side hereof the shares of the Company’s common stock held as of January 25, 2017 in the name of the Agent and credited to any plan account of the undersigned in accordance with the Company’s dividend reinvestment plan. Upon the Company’s timely receipt of this Proxy, properly executed, all of your Voting Shares, including any held in the name of the Agent, will be voted as specified.

The Board of Directors recommends that you vote FOR Items 1 and 2, each of which is described more fully in the Company’s proxy statement for the Meeting. If you properly execute and return this Proxy but fail to provide specific directions with respect to any of the matters listed on the reverse side, all of your votes will be voted in accordance with these recommendations with respect to such matters.

(Please See Reverse Side)